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                                                                   EXHIBIT 10.14

                               FORTH AMENDMENT TO
        THE EXCLUSIVE RAGNAROK ONLINE LICENSE AND DISTRIBUTION AGREEMENT


THIS FORTH AMENDMENT (this "Amendment") is made and entered into on this 19th day October, 2004 by and between GRAVITY CORPORATION ("Licensor") and SOFT-WORLD INTERNATIONAL CORPORATION ("Licensee").

                                    RECITALS

WHEREAS, Licensor and Licensee ("Parties" collectively) entered into an Exclusive Ragnarok Online License and Distribution Agreement ("Agreement"), dated May 20th, 2002.

WHEREAS, Parties to the Agreement now desire to amend the Agreement as specified below.

NOW, THEREFORE, the parties agree as follows:




1.   EXTEND THE TERM OF THE AGREEMENT :

     Parties agreed to extend the Agreement for Two (2) years ("Renewed Term") from the expiration date with the conditions stated as below in this Agreement. The newly extended term of the Agreement shall be from October 22nd, 2004 to October 22nd , 2006.





2.   TERMS AND CONDITIONS:

     (1) Licensee shall pay Two Million and Three Hundred Thousand United States Dollars (US$ 2,300,000) to Licensor as License Extension Fees. The License Extension Fees shall be paid in two (2) equal parts according to the following schedule:

          US$1,150,000 payable within seven (7) days from October 22, 2004. US$1,150,000 payable within seven (7) days from July 22, 2005.

     (2) In case that the Agreement is extended beyond October 22nd , 2006, it is understood that additional License Extension Fees will be waived.

     (3) Licensee agrees to increase the Royalty rate ("New Royalty") from thirty (30%) percent of Service-Sales Amount (as defined in Article
          1.12 and Article 5.1 of the Agreement) to thirty three (33%) percent of Service-Sales Amount. The New Royalty rate will be effective from October 22nd, 2004 to October 22nd, 2006, throughout.

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     (4)  No later than three(3) months prior to the expiration of Renewed Term specified on this Amendment, Licensor shall give Licensee the first right of negotiation for a period of thirty (30) days for re-execution of a license agreement for an additional term of one (1) year ("Extended Term"). After the negotiation during the given period, if no agreement in writing is made between the Parties for renewal or re-execution of a license agreement, this Agreement shall expire without any further extension or renewal.



3.   FREE TRIAL CHARGE OF PREPAID CARD

     Licensor agrees not to charge the Installation Packages with free promotion by One (1) CD pack with a retail price of NT$39 or Two (2) CDs pack with a retail price of NT$49.

          The increase of NT$10 in retail price is for licensee to bear and cover the additional charge generated to produce 1 extra client CD provided by Licensor.


IN WITNESS WHEREOF, the Parties have executed this Amendment the day and year first above-written.


GRAVITY CORPORATION,                    SOFT-WORLD INTERNATIONAL CORP.



By: /s/ Jung Ryool Kim                  By: /s/ Chin-Po Wang
    -----------------------------           ----------------------------------
Name:  Jung-Ryool Kim                   Name:  Chin-Po Wang
Title: Chairman                         Title: CEO


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